Exhibit 6.2

Colonial Stock Transfer Company, Inc.
66 Exchange Place, Suite 100
Salt Lake City, Utah 84111
Tel: 801-355-5740 &squarf; Fax: 801-355-6505
www.colonialstock.com

Ladies and Gentlemen:

Thank you for your interest in Colonial Stock Transfer. This letter will highlight some of the frequently asked questions about our company.

Colonial Stock Transfer Company, Inc. is a full service registrar and transfer agency committed to the highest standards in the industry. We have been in business since 1987, maintaining good standing and registration with the Securities and Exchange Commission since our inception. In addition, we maintain a financial institution blanket bond and are active members of the Securities Transfer Association (STA) and Shareholder Services Association (SSA). We provide stock transfer services for companies of varying sizes, domiciled nationally and internationally, including those listed on the NASDAQ, NYSE, over-the-counter markets, crowdfunding and privately-held companies.

Colonial operates its online software through a state-of-the-art proprietary shareholder database. We provide book-entry share issuances, online account access for both companies and investors, full DWAC and DRS services, as well as a host of other features inside of your online account. We hold encrypted historical and backup data at SAS70 certified data centers throughout the country. Your records will be kept completely confidential, available only to those you have authorized in writing.

In addition to our core transfer agency services, our products and services include:

●	Cap table tracking and reporting online
●	Online proxy voting for shareholder meetings
●	Employee plans including self-administered option tracking cloud software
●	Blue sky compliance for Reg D offerings
●	Capital raising compliance software through our Deal Portal
●	DTC eligibility
●	EDGAR filing and financial printing services through our financial printer, Colonial Filings

Our enclosed fee schedule lists most of our services. You will find our pricing to be reasonable, especially in the areas of flat-rate pricing options, company issuances, and EDGAR filings services.

Our competitive niche in the industry is the personalized and professional service we provide for companies and their shareholders. Our staff is friendly, courteous, and above all, competent and effective in handling your most important transactions. We provide one business day turnaround times on transfers and issuances, well above the industry standards. We provide the most innovative services in the industry by going beyond standard transfer agency agendas and incorporating a more personal touch with competent, efficient employees and unmatched customer service.

Should you have additional questions, please contact us.
Sincerely,
Kathy Carter
President

i

CERTIFICATE OF APPOINTMENT

The undersigned, being the duly elected and qualified managing member of Arrived STR, LLC, a series limited liability company duly organized and existing under the laws of the State of Delaware, do hereby certify and affirm that on the 7/27/2022, by written consent of the managing member, the following resolutions duly adopted by the managing member pursuant to the operating agreement of the limited liability company.

RESOLVED, THAT

FIRST, Colonial Stock Transfer Company, Inc. (“Transfer Agent”) be and it is hereby appointed sole transfer agent of the securities of this limited liability company.

SECOND, that the managing member of the Company or other duly authorized managing members and officers hereof, be and they are hereby authorized and directed to execute and deliver, on behalf of the Company, that certain contract and agreement by and between the Company and Colonial Stock Transfer Company, Inc. of Salt Lake City, Utah, a copy of which is attached hereto and incorporated herein and made a part hereof, to be effective on the date of its execution.

THIRD, the managing member of the Company is hereby instructed to file with the Transfer Agent the information and documents set forth in Paragraph 2 of the contract approved in SECOND above.

FOURTH, that the Company terminates and cancels any and all prior agreements respecting the retention of a transfer agent of securities of the Company.

These resolutions aforesaid are presently in due force and effect as is the contract between the Company and Colonial Stock Transfer Company, Inc. which is attached to this certificate of Corporate Resolution.

Dated 7/27/2022
Arrived STR, LLC
(Name of Company)

	By:	Arrived Holdings, Inc.
Managing Member

	By:	/s/ Ryan Frazier
Ryan Frazier, CEO

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AGREEMENT

This Transfer Agency and Registrar Services Agreement (the “Agreement”) made and entered into on 7/27/2022, is between Colonial Stock Transfer Company, Inc. a Utah corporation (“Colonial”) and Arrived STR, LLC, a Delaware series limited liability company (the “Company”).

WHEREAS, the Company desires to appoint Colonial as transfer agent and registrar for the Company;

WHEREAS, Colonial desires to accept such appointment and perform the services related to such appointment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follow:

Section 1.	Appointment of Transfer Agent and Registrar

1.01	The Company hereby appoints Colonial to act as sole transfer agent and registrar for the securities of the Company identified in Exhibit A and for any such other Units or securities as the Company may request in writing (“the Units”) in accordance with the terms and conditions hereof, and Colonial hereby accepts such appointment.

1.02	In connection with the appointment of Colonial as transfer agent and registrar for the Company, the Company shall provide Colonial:

(a)	A Certificate of Appointment in substantially the form furnished by Colonial. It is agreed, however, that any provisions explicitly addressed in this Agreement shall govern the relationship between the parties in the event of a conflict between the Certificate of Appointment and this Agreement;

(b)	A copy of the Operating Agreement of the Company and all amendments thereto, Certificate of Formation of the Company and, on a continuing basis, copies of all material amendments to the Certificate of Formation or Operating Agreement made after the date of this Agreement (such amendments to be provided promptly after such amendments are made); and

(c)	Specimens of all forms of outstanding certificates for securities of the Company, in the forms approved by the managing member.

(d)	A list of all outstanding securities together with a statement that future transfers may be made without restriction on all securities, except as to securities subject to a restriction noted on the face of said securities and in the limited liability company membership interest records.

(e)	A list of all members deemed to be considered “insiders” or “control persons” as defined in the Securities Act of 1933 & 1934 and other acts of Congress and rules and regulations of the United States Securities and Exchange Commission when applicable.

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(f)	The names and specimen signatures of all officers who are and have been authorized to sign certificates for securities on behalf of the Company (See Exhibits D-1 and D-2);

(g)	A copy of the resolution of the managing member of the Company authorizing the execution of this Agreement and approving the terms and conditions herein.

(h)	A certificate as to the authorized and outstanding securities of the Company, its address to which notices may be sent, the names and specimen signatures of the Company's officers who are authorized to sign instructions or requests to the Transfer Agent on behalf of this Company (See Exhibits A & B).

(i)	A sufficient supply of blank certificates signed manually or by facsimile signature of the officers of the Company authorized to sign stock certificates and if required, shall bear the Company’s corporate seal or facsimile thereof. Colonial may use certificates bearing the signature of a person who at the time of use is no longer an officer of the Company.

(j)	In the event of any future amendment or change in respect of any of the foregoing, prompt written notification of such change, together with copies of all relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as the Transfer Agent may deem necessary or appropriate.

Section 2.	Standard Services

2.01	The following services shall be included with payment of the monthly fee on Appendix “A” (“Standard Services”):

(a)	Create and maintain series member accounts for all series members;

(b)	Post transfers to the record system daily;

(c)	Review transfer documentation, legal opinions, and certificates for acceptability;

(d)	Provide appropriate and timely responses to electronic, telephonic and written inquiries from the Company’s members;

(e)	Track membership interest reservations;

(f)	Furnish clear, simple, and detailed instructions to members throughout the transfer process, as well as clear and concise written explanations of rejected transfers;

(g)	Track and report lost, stolen or destroyed stock certificates to the Securities Information Center and issue replacement certificates upon receipt of proper affidavits and surety bond satisfactory to Colonial;

(h)	Perform OFAC searches

2.02	Colonial may, at its election, outsource any of the services to be provided hereunder, but shall retain ultimate responsibility for any of the services so provided.

2.03	The Company shall have the obligation to discharge all applicable escheat and notification obligations. Notwithstanding the foregoing, upon request, Colonial will assist the Company in discharging these obligations.

2.04	Colonial may provide further services to, or on behalf of, the Company as may be agreed upon between the Company and Colonial.

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Section 3.	Fees and Expenses

3.01	Fees

The Company agrees to pay Colonial fees for the services performed pursuant to this agreement specified on Appendix “A”. Notwithstanding the foregoing, in the event that the scope of services to be provided by Colonial is increased substantially, the parties shall negotiate in good faith to determine reasonable compensation for such additional services.

For services provided that are not included in the Transfer Agent Package selected on Appendix “A”, the Company shall be charged at Colonial’s rates then in effect (“Other Services”). The terms of Appendix “A” are Colonial’s current fees as of the date of this contract. Colonial reserves the right to increase its fees for Other Services as it deems necessary from time to time, with 30 days written notice to the client.

3.02	Out-of-Pocket Expenses

In addition to the fees paid under Section 3.01 above, the Company agrees to reimburse Colonial for all reasonable expenses or other charges incurred by Colonial in connection with the provision of services to the Company (including attorney’s fees) at Colonial’s rates then in effect.

Notwithstanding section 3.03 below, Colonial reserves the right to request advance payment for substantial out-of-pocket expenditures.

3.03.	Payment of Fees and Expenses

The Company agrees to pay all fees and reimbursable expenses within twenty (20) days following the receipt of a billing notice. Interest charges will accrue on unpaid balances outstanding for more than sixty (60) days.

3.04	Services Required by Legislation

Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the Standard Services, and shall be billed by agreement.

Section 4.	Representations and Warranties of Colonial

Colonial represents and warrants to the Company that:

It is a corporation duly organized and validly existing in good standing under the laws of the State of Utah;

It is empowered under applicable laws and by its Charter and By-laws to enter into and perform this Agreement; and

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

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4.01	Transfer of Units

Transfer of securities shall be made and effected by Colonial and shall be registered and new certificates issued upon surrender of the old certificates, in form deemed by Colonial properly endorsed for transfer, with all necessary endorser’s signatures guaranteed in such manner and form as Colonial requires by a guarantor reasonably believed by Colonial to be responsible accompanied by such assurances as Colonial shall deem necessary or appropriate to evidence the genuineness and effectiveness of such necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any. That all transfer of securities and issuance and certificates shall be at a fee chargeable by Colonial at its discretion. Such fee is to be paid by such person, persons, firms or companies requesting such transfer.

4.02	Mailing of Membership Interest Certificates

When mail is used for delivery of certificates, Colonial shall forward certificates in “non-negotiable” form by first class, registered or certified mail, unless otherwise instructed by the presenter of a transfer or issuance.

4.03	Lost Certificates

Colonial, as Transfer Agent, is authorized to issue replacement certificates in place of certificates represented to have been lost, destroyed, or stolen, upon receipt of an affidavit of the member to such effect (unless waived by the Company) and receipt of payment from the member of a premium for an indemnity bond purchased through Colonial or, at the option of the member, any surety company satisfactory to Colonial.

4.04	Good Faith

Colonial shall, at all times, act in good faith. Colonial agrees to use its best efforts, within reasonable time limits, to ensure the accuracy of all services performed under this Agreement.

Section 5.	Representations and Warranties of the Company

The Company represents and warrants to Colonial that:

It is a series limited liability company duly organized and validly existing and in good standing under the laws of Delaware;

The Company was chartered under the laws of the State of Delaware by Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on July 11, 2022.

It is empowered under applicable laws and governing instruments to enter into and perform this Agreement;

All corporate proceedings required by said governing instruments and applicable law have been taken to authorize it to enter into and perform this Agreement;

5.01	Tradability of Existing Membership Interest Certificates

All certificates representing Units which were not issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, bear a legend in substantially the following form:

“The units represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”). The units may not be sold, transferred or assigned in the absence of an effective registration for these units under the Act or an opinion of the Corporation’s counsel that registration is not required under the Act.”

All Units not so registered were issued or transferred in a transaction or series of transactions exempt from the registration provisions of the Act, and in each such issuance or transfer, the Corporation was so advised by its legal counsel.

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5.02	Blank Membership Interest Certificates

The Company hereby authorizes Colonial to purchase from time to time, certificates as may be needed by it to perform regular transfer duties; not to exceed 2,000 without prior written approval of the Company, with such costs being paid in advance by the Company. Such certificates shall be signed manually or by facsimile signatures of officers of the Company authorized by law or the Articles of Organization of the Company to sign certificates and if required, shall bear the corporate seal of the Company or a facsimile thereof.

5.03	Affiliates of the Company

The duly elected and qualified officers and directors of this Company, all owners of more than 10% of the Company's outstanding membership interests (“principal members”) and all affiliates, as defined in SEC Rule 144(a)(1), shall be listed on Exhibit C attached hereto.

The Company shall undertake to notify Colonial of any change of officers, directors, or affiliates of the Company or authority of any officer, employee or agent.

Colonial shall not be held to have notice of any change of officers, directors, or affiliates of the Company or authority of any officer, employee or agent of the Company until receipt of written notification thereof from the Company.

5.04	Securities Counsel and Auditors

The name and address of Securities Counsel and Auditors to the company shall be listed on Exhibit C attached hereto.

The Company shall undertake to notify Colonial of any change of Securities Counsel or Auditors of the Company.

Colonial shall not be held to have notice of any change of Securities Counsel or Auditors of the Company until receipt of written notification thereof from the Company.

Section 6.	Reliance and Indemnification

6.01	Colonial may rely on any written or oral instructions received from any person it believes in good faith to be an officer, authorized agent or employee of the Company, unless, prior thereto, (a) the Company shall have advised Colonial in writing that it is entitled to rely only on written instructions of designated officers of the Company; (b) it furnishes Colonial with an appropriate incumbency certificate for such officers and their signatures; and (c) the Company thereafter keeps such designation current with an annual (or more frequent, if required) re-filing. Colonial may also rely on advice, opinions or instructions received from the Company’s legal counsel. Colonial may, in any event, rely on advice received from its legal counsel. Colonial may rely (a) on any writing or other instruction believed by it in good faith to have been furnished by or on behalf of the Company or a member; (b) on any statement of fact contained in any such writing or other instruction which it in good faith does not believe to be inaccurate; (c) on the apparent authority of any person to act on behalf of the Company or a member as having actual authority to the extent of such apparent authority; (d) on its recognition of certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Company and the proper counter-signature of a former transfer agent or registrar; (e) on the authenticity of any signature (manual or facsimile) appearing on any writing; and (f) on the conformity to original of any copy. Colonial shall further be entitled to rely on any information, records and documents provided to Colonial by a former transfer agent or former registrar on behalf of the Company.

6.02	In registering transfers, Colonial may rely upon the Uniform Commercial Code or any other statute which in the opinion of Counsel protects Colonial and the Company in not requiring complete documentation in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration wherein its judgment and adverse claims require such refusal. The Company agrees to hold Colonial harmless from any liability resulting from instructions issued by the Company.

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6.03	Colonial shall not be responsible for, and the Company shall indemnify and hold Colonial harmless from and against, any and all losses, damages, costs, charges, judgments, fines, amounts paid in settlement, reasonable counsel fees and expenses, payments, general expenses and/or liability arising out of or attributable to:

(a)	Colonial’s (and/or its agents’ or subcontractors’) actions performed in its capacity as transfer agent and/or registrar, provided that such actions are taken in good faith and without gross negligence or willful misconduct;

(b)	The Company’s lack of good faith, gross negligence or willful misconduct or the breach of any representation or warranty of the Company hereunder;

(c)	Any action(s) taken in accordance with section 6.01 or 6.02 above;

(d)	Any action(s) performed pursuant to a direction or request issued by a statutory, regulatory, governmental or quasi-governmental body (Colonial shall, however, provide the Company with prior notice when practicable, unless Colonial is not permitted to do so);

(e)	Any reasonable expenses, including attorney fees, incurred in seeking to enforce the foregoing indemnities.

6.04	Colonial will research the records delivered to it on its appointment as agent if it receives a stock certificate not reflected in said records. If neither the Company nor Colonial is able to reconcile said certificate with said records (so that the transfer of said certificate on the records maintained by Colonial would create an overissue), the Company shall either increase the number of its issued units, or acquire and cancel a sufficient number of issued units, to correct the overissue.

6.05	The foregoing indemnities shall not terminate on termination of Colonial’s acting as transfer agent and/or registrar, and they are irrevocable. Colonial’s acceptance of its appointment as transfer agent and/or registrar, evidenced by its acting as such for any period, shall be deemed sufficient consideration for the foregoing indemnities.

Section 7.	Limitations on Colonial’s Responsibilities

Colonial shall not be responsible for the validity of the issuance, presentation or transfer of stock; the genuineness of endorsements; the authority of presentors; or the collection or payment of charges or taxes incident to the issuance or transfer of stock. Colonial may, however, delay or decline an issuance or transfer if it deems it to be in its or the Company’s best interests to receive evidence or assurance of such validity, authority, collection or payment. Colonial shall not be responsible for any discrepancies in its records or between its records and those of the Company, if it is a successor transfer agent or successor registrar, unless no discrepancy existed in the records of the Company and any predecessor transfer agent or predecessor registrar. Colonial shall not be deemed to have notice of, or to be required to inquire regarding, any provision of the Company’s charter, certificate of formation, or articles of organization, any court or administrative order, or any other document, unless it is specifically advised of such in a writing from the Company, which writing shall set forth the manner in which it affects the Units. In no event shall Colonial be responsible for any transfer or issuance not effected by it.

EXCLUDING A BREACH OF SECTION 9.04, IN NO EVENT SHALL COLONIAL HAVE ANY LIABILITY FOR ANY INCIDENTAL, SPECIAL, STATUTORY, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY LOSS OF PROFITS OR REVENUE.

EXCLUDING COLONIAL’S GROSS NEGLIGENCE, COLONIAL’S LIABILITY FOR ANY BREACH OF THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT OF ALL FEES (EXCLUDING EXPENSES) PAID OR PAYABLE UNDER THIS AGREEMENT IN THE TWELVE MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF SUCH BREACH.

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Section 8.	Finder’s Fees

Colonial may, at its sole discretion, pay a finder’s fee to any person, persons or entity for referring the company to Colonial. Any finder’s fee agreement entered into by Colonial, which is directly related to this agreement between Colonial and the company, will be made available to the company for inspection upon written request.

Section 9.	Covenants of the Company and Colonial

9.01	Colonial agrees to establish and maintain facilities and procedures reasonably acceptable to the Company for the safekeeping of membership interest certificates.

9.02	Colonial shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. Colonial agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Company and will be preserved, maintained and made available to the Company in accordance with the requirements of law, and will be surrendered promptly to the Company on and in accordance with its request provided that the Company has satisfactorily performed its obligations under Sections 3.01, 3.02, 11.03 and 11.05 hereof, to the extent applicable. Notwithstanding the foregoing, Colonial shall be entitled to destroy or otherwise dispose of records belonging to the Company in accordance with Colonial’s standard document and record retention practices and/or procedures.

9.03	Colonial and the Company agree that all confidential books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or as permitted by Colonial’s privacy policy as then in effect.

9.04	Colonial shall establish and maintain appropriate controls and measures designed to ensure the security and confidentiality of information provided to it; to protect against any anticipated threats or hazards to the security and integrity of the information, and to protect against unauthorized access to or use of the information. Colonial will notify the Company as soon as practical in case of any breach of the security or integrity of the information.

Section 10.	Assignment

Neither this Agreement, nor any rights or obligations hereunder, may be assigned by either party without the express written consent of the other party.

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Section 11.	Term and Termination

11.01	The initial term of this Agreement shall be three (3) years from the effective date of services referenced on the signature page and the appointment shall automatically be renewed for further one year successive terms without further action of the parties, unless written notice is provided by either party at least 90 days prior to the end of the initial or any subsequent one year period. The term of this appointment shall be governed in accordance with this paragraph, notwithstanding the cessation of active trading in the membership interests of the Company.

11.02	In the event that Colonial commits any continuing breach of its material obligations under this Agreement, and such breach remains uncured for more than sixty (60) days after written notice by the Company (which notice shall explicitly reference this provision of the Agreement), the Company shall be entitled to terminate this Agreement with no further payments other than (a) payment of any amounts then outstanding under this Agreement and (b) payment of any amounts required pursuant to Section 11.05 hereof.

11.03	In the event that the Company terminates this Agreement other than pursuant to Sections 11.01 and 11.02 above, the Company shall be obligated to immediately pay all amounts that would have otherwise accrued during the term of the Agreement pursuant to Section 3 above, as well as the charges accruing pursuant to Section 11.05 below.

11.04	In the event that the Company commits any breach of its material obligations to Colonial, including non-payment of any amount owing to Colonial, and such breach remains uncured for more than forty-five (45) days, Colonial shall have the right to terminate or suspend its services without further notice to the Company. During such time as Colonial may suspend its services, Colonial shall have no obligation to act as transfer agent and/or registrar on behalf of the Company, and shall not be deemed its agent for such purposes. Such suspension shall not affect Colonial’s rights under the Certificate of Appointment or this Agreement.

11.05	Should the Company elect not to renew this Agreement or otherwise terminate this Agreement, Colonial shall be entitled to reasonable additional compensation for the service of preparing records for delivery to its successor or to the Company, and for forwarding and maintaining records with respect to certificates received after such termination. Colonial shall be entitled to retain all transfer records and related documents until all amounts owing to Colonial have been paid in full. Colonial will perform its services in assisting with the transfer of records in a diligent and professional manner.

Section 12.	Notices

Any notice, request, demand or other communication by Colonial or the Company to the other is duly given if in writing and delivered in person or mailed by first class mail (postage prepaid), telex, telecopier or overnight air courier to the other’s address:

If to the Company:

Name: ________________________________________

Title: _________________________________________

Company Name: ________________________________

Address: ______________________________________

City, State, Zip: _________________________________

Phone: ________________________________

Fax: __________________________________

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If to Colonial:

Ms. Kathy Carter

Colonial Stock Transfer Company, Inc.

66 Exchange Place, Suite 100

Salt Lake City, UT 84111

Phone: (801) 355-5740

Fax: (801) 355-6505

Colonial and the Company may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

Section 13.	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Company or Colonial shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 14.	Modification of Agreement

Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Section 15.	Currency

Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in United States dollars.

Section 16.	Governing Law

This Agreement shall be governed by the laws of the State of Utah.

Section 17.	Descriptive Headings

Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 18.	Third Party Beneficiaries

The provisions of this Agreement are intended to benefit only Colonial and the Company and their respective successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, and there are no third party beneficiaries hereof.

Section 19.	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

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Section 20.	Survival

All provisions regarding indemnification, liability and limits thereon shall survive the termination of this Agreement.

Section 21.	Severability

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. To the extent that any provision hereof is deemed to be unenforceable under applicable law, it shall be deemed replaced by an enforceable provision to the same or nearest possible effect.

Section 22.	Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

Company:	Arrived STR, LLC

By.	/s/ Ryan Frazier.
Name:	Ryan Frazier
Title:	CEO of Arrived Holdings, Inc, the Managing Member

COLONIAL STOCK TRANSFER COMPANY, INC.

By:	/s/ Dan Carter
Name:	Dan Carter
Title:	VP Services.

Effective date of services: 8/8/2022

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Exhibit A

The following are the description and total number of units/shares of each class of the securities which the Company is now authorized to issue and the number thereof now issued and outstanding. Colonial is to act as sole transfer agent and registrar for the following securities of the Company, unless otherwise indicated below.

Class of Stock	Cusip Number	Par Value	Authorized Shares/Units	Issued and Outstanding Shares/Units	Mark ‘X’ for any classes Colonial is not to act as agent for
Oasis		$10.00	81,404	0

The names and addresses of all past and present Transfer Agents (other than Colonial) are:

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

The address and contact information of the Company to where communication is to be sent:

__________________________________________________________________________________

__________________________________________________________________________________

__________________________________________________________________________________

Phone: ________________________________

Fax: __________________________________

Email: ________________________________

Primary Contact Name: _______________________________

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Exhibit B

CERTIFICATE OF INCUMBENCY

The undersigned, Chief Executive Officer of the managing member of Arrived STR, LLC, a Delaware Limited Liability Company (hereinafter "Company"), hereby certifies as follows:

1.	That he/she is the duly elected, qualified and acting Chief Executive Officer of the Company and is charged with maintaining the records, minutes and seal of the Company.

2.	That pursuant to the Company's Operating Agreement the following named person(s) was/were designated and appointed to the office(s) indicated below, and that said person(s) does/do continue to hold such office(s) at this time, and the signature(s) set forth opposite the name(s) are genuine signatures.

Name	Signature	Title
Ryan Frazier	/s/ Ryan Frazier	Chief Executive Officer and Director
Kenneth Cason	/s/ Kenneth Cason	Chief Technology Officer and Director
Joel Mezistrano	/s/ Joel Mezistrano	Interim Chief Financial Officer
Alejandro Chouza	/s/ Alejandro Chouza	Chief Operating Officer

3.	That pursuant to the Company's Operating Agreement and certain resolutions adopted by the Company's managing member, the person(s) designated to serve in the above-entitled capacity was/were given sufficient authority to act on behalf of and to bind the Company with respect to the execution of the Agreement entered into by the Company and Colonial Stock Transfer Company, Inc. (“Colonial”), and shall have authority to execute future issuances and transfers of Units, correspond with Colonial and/or the Company’s members, and transact such other business as required by the Company’s relationship with Colonial. The Company shall undertake to notify Colonial of any change of the aforementioned officers. Colonial shall not be held to have notice of any change of officers, directors, or affiliates of the Company or authority of any officer, employee or agent of the Company until receipt of written notification thereof from the Company.

4.	That pursuant to the Company's Operating Agreement the undersigned has the power and authority to execute this certificate on behalf of the Company and that he/she has so executed this certificate and set the seal of the Company on 7/27/2022.

Signature:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer

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Authorizations Key
Exhibit C		WA: Issuer Web Portal Access
ISSUER INFORMATION LIST		SR: Shareholder Reports
CL: Control Logs
Company Name: Arrived STR, LLC	Date: 7/27/2022	RR: Approve Restriction Removals
SI: Authorize Share Issuances

Please list all officers, directors, and 10% owners. Please also include any company employees or outside contacts that may be authorized to order reports, approve restrictions or authorize series membership interest issuances on behalf of the company.

Non-Affiliate?		Name	Title	Email	Authorizations

1	☐	Ryan Frazier	CEO		☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
2	☐	Kenneth Cason	CTO		☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
3	☐	Joel Mezistrano	CFO		☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
4	☐	Alejandro Chouza	COO		☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
5	☐	John Rostom	General Counsel and VP of Legal		☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
6	☐				☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
7	☐				☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
8	☐				☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
9	☐				☐ WA	☐ SR	☐ CL	☐ RR	☐ SI
10	☐				☐ WA	☐ SR	☐ CL	☐ RR	☐ SI

BILLING CONTACT

Contact Person: _______________________ Contact Phone: _____________________ Contact Email: ______________________

COMPANY AUDITOR	☐ WA ☐ SR ☐ CL ☐ RR ☐ SI

Auditor: ___________________________________	Contact Person: _______________________
Address: __________________________________	Contact Phone: ________________________
City, State, Zip______________________________	Contact Email: ________________________

COMPANY SECURITIES COUNSEL	☐ WA ☐ SR ☐ CL ☐ RR ☐ SI

Firm: _____________________________________	Contact Person: _______________________
Address: __________________________________	Contact Phone: ________________________
City, State, Zip______________________________	Contact Email: ________________________

As duly authorized officers of the Issuer, we hereby certify that the above-listed persons include all affiliates of our company as of the date hereof. We also grant Colonial Stock Transfer Co, Inc. (“Colonial”) authority to act upon the applicable authorizations for each person, as listed above, without additional approval from the Issuer. We hereby acknowledge that all persons who are granted access to the Issuer Web Portal will have access to all shareholder reports, proxy voting, transfer reports and all other functionality. We agree to notify Colonial in writing should any of the above authorized persons or their authorizations change.

/s/ Ryan Frazier
Authorized Officer’s Signature
Ryan Frazier
Print Name
CEO of Arrived Holdings, Inc, the Managing Member
Title

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